UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fourth Avenue, Suite 2600
Seattle, WA  98154
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.    Material Impairment

In connection with the proposed merger discussed in the Federal Home Loan Bank of Seattle's (Seattle Bank) recently filed Form 10-K for the fiscal year ended December 31, 2014, the Seattle Bank, effective March 12, 2015, classified all investment securities as available-for-sale and recorded a $51.5 million other-than-temporary impairment (OTTI) charge based on the Seattle Bank’s intent to sell certain of its investment securities. Subsequently, the Seattle Bank sold those investment securities and recognized a $52.3 million gain on sale. The total net income impact of the OTTI charge together with the gain on sale from the above transactions was $0.8 million.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: March 18, 2015	By: /s/ Michael L. Wilson
Michael L. Wilson President and Chief Executive Officer